UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: February 20, 2014

FIRSTBANK CORPORATION

(Exact Name of Registrant as Specified in Charter)

Michigan	000-14209	38-2633910
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Woodworth Avenue Alma, Michigan	48801
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code: (989) 463-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01     Entry into a Material Definitive Agreement.

On February 20, 2014, Firstbank Corporation and Mercantile Bank Corporation entered into a First Amendment to their Agreement and Plan of Merger dated August 14, 2013 (the “Merger Agreement”). The First Amendment to the Merger Agreement extends the date on which the Agreement and Plan of Merger may be terminated from March 31, 2014 to June 30, 2014.

Section 7.1.3 of the Merger Agreement allows either Firstbank Corporation or Mercantile Bank Corporation to elect terminate the Agreement and Plan of Merger if the merger has not been consummated by the specified “End Date” and certain conditions are satisfied. The amendment amends Section 7.1.3 by changing the “End Date” from March 31, 2014 to June 30, 2014.

On December 12, 2013, the shareholders of Mercantile Bank Corporation and the shareholders of Firstbank Corporation approved the merger.

A copy of the amendment is attached as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective February 20, 2014, Firstbank Corporation amended Article II, Section 2 of its bylaws. The amended bylaws state that "the annual meeting of shareholders for election of directors and for such other business as may properly come before the meeting shall be held at such date and time as shall be determined from time to time by the Board of Directors."

Article II, Section 2 of the bylaws previously stated that "The annual meeting of shareholders for election of directors and for such other business as may properly come before the meeting, commencing with the year 1985, shall be held on the fourth Monday of April, if not a legal holiday, and if a legal holiday, then on the next business day following, at 5:00 p.m., local time, or at such other date and time as shall be determined from time to time by the Board of Directors, unless such action is taken by written consent as provided in Article II, Section 12 of these Bylaws. If the annual meeting is not held on the date designated therefor, the Board shall cause the meeting to be held as soon thereafter as convenient."

A copy of the bylaw amendment is attached as Exhibit 3.1 to this Report and is incorporated herein by reference.

At this time the Board of Directors has not set a date for the 2014 annual meeting of shareholders. The annual shareholders meeting will not be held in April as in past years. In light of the pending merger with Mercantile Bank Corporation, Firstbank Corporation does not anticipate holding an annual shareholders prior to the completion of that merger.

Section 8.01     Other Events.

On February 20, 2014, Firstbank Corporation issued a press release announcing a $0.06 per share quarterly dividend which will be paid March 27, 2014 to common stock shareholders of record as of March 11, 2014. A copy of the press release is attached as Exhibit 99.1 to this Report and is incorporated herein by reference.

Section 9.01     Financial Statements and Exhibits.

(c)       Exhibits

3.1	Amendment to Firstbank Corporation Bylaws dated February 20, 2014.

10.1	First Amendment to the Agreement and Plan of Merger dated February 20, 2014, by and between Firstbank Corporation and Mercantile Bank Corporation.

99.1	Press Release dated February 20, 2014, regarding the first quarter dividend.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 21, 2014	FIRSTBANK CORPORATION (Registrant)

	By:	/s/ Samuel G. Stone
Samuel G. Stone
Executive Vice President and CFO